                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             AMERICAN WAGERING, INC.
                (Name of Registrant as Specified in Its Charter)
  -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

       ----------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       ----------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       ----------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       ----------------------------------------------------------------------

    5) Total fee paid:

       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule

    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ---------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------

    3) Filing Party:

    ---------------------------------------------------------------------------

    4) Date Filed:

    ---------------------------------------------------------------------------

                             AMERICAN WAGERING, INC.
                    675 Grier Drive, Las Vegas, Nevada 89119

                           NOTICE AND PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD 10:00 A.M., JULY 29, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of American Wagering, Inc. (the "Company") will be held on Wednesday, July 29, 1998, at 10:00 a.m., local time, at the Company's executive offices at 675 Grier Drive, Las Vegas, Nevada, for consideration of and action by the holders of the Company's Common Stock upon the following matters:

   1. The election of a Board of five directors, with each director to serve until the next annual meeting of Stockholders or until the election and qualification of his respective successor;

   2. The ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending January 31, 1999; and

   3. The transaction of such other business as may properly come before the Annual Meeting and any adjournment thereof, and matters incident to the conduct of the Annual Meeting.

     The Board of Directors has fixed the close of business on June 26, 1998, as the record date for the determination of holders of Common Stock of the Company entitled to notice of, and to vote at, the Annual Meeting. The Company's Annual Report to Stockholders for the year ended January 31, 1998, accompanies this Notice and Proxy Statement.

     STOCKHOLDERS (WHETHER THEY OWN ONE OR MANY SHARES AND WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.



                                             By Order of the Board of Directors



                                             Michael Merillat, Secretary

                             AMERICAN WAGERING, INC.
                    675 Grier Drive, Las Vegas, Nevada 89119
                                 PROXY STATEMENT

     This Proxy Statement is furnished and is being mailed with the accompanying proxy on approximately July 9, 1998, to each Stockholder of record of American Wagering, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company, to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Wednesday, July 29, 1998, at 10:00 a.m., local time, at the Company's executive offices at 675 Grier Drive, Las Vegas, Nevada, and at any adjournment thereof, for the purposes stated below.

     Any person giving a proxy has the power to revoke it at any time before its exercise by a later dated proxy, a written revocation sent to the Secretary of the Company or attendance at the Meeting and voting in person. In the absence of contrary instructions, properly executed proxies, received and unrevoked, will be voted by the persons named in the proxy: (i) for the election of the directors proposed by the Board of Directors; (ii) for the ratification of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending January 31, 1999; and (iii) in their discretion, on such other business as may properly come before the Meeting and matters incident to the conduct of the Meeting.


                        VOTING SECURITIES OF THE COMPANY

     Only Stockholders of record at the close of business on June 26, 1998 are entitled to notice of, and to vote at, the Meeting. On June 25, 1998, the outstanding voting securities of the Company consisted of 7,785,933 shares of Common Stock. Each share of Common Stock is entitled to one vote on all matters presented to the Meeting with no right to vote cumulatively.

     The Company's By-laws provide that the presence, in person or by proxy, of two thirds of the issued and outstanding shares of the Company entitled to vote at the Meeting will constitute a quorum. Provided that the quorum requirements are met, the nominees for election as directors of the Company at the Meeting who receive the greatest number of votes cast will be elected as directors.

     Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present for the transaction of business at the Meeting. Abstentions are counted as negative votes in tabulations of the votes cast on proposals presented to Stockholders, whereas broker non-votes have no effect on the outcome of voting.

     The following table sets forth, at June 26, 1998, the number and percentage of shares of Common Stock which, according to information supplied to the Company, are beneficially owned by: (i) each person who is a beneficial owner of more than 5% of the Common Stock; (ii) each of the directors, and named executive officers of the Company individually; and (iii) all current directors and executive officers of the Company as a group. Under rules adopted by the Securities and Exchange Commission, a person is deemed to be a beneficial owner of Common Stock with respect to which he has or shares voting power (which includes the power to vote or to direct the voting of the security), or investment power (which includes the power to dispose of, or to direct the disposition of, the security). A person is also deemed to be the beneficial owner of shares with respect to which he could obtain voting or investment power within 60 days of June 26, 1998, such as upon the exercise of options or warrants.

Name and Address                         Number of Shares         Percentage
----------------                         ----------------         ----------

Robert Barengo                              525,400(1)              6.75%
675 Grier Drive
Las Vegas, Nevada 89119

Robert D. Ciunci                            108,000(2)              1.38%
675 Grier Drive
Las Vegas, Nevada 89119

Michael Merillat                            210,000(2)              2.70%
675 Grier Drive
Las Vegas, Nevada 89119

Victor J. Salerno                         1,942,500                24.95%
675 Grier Drive
Las Vegas, Nevada 89119

Judith Salerno                            1,942,500                24.95%
675 Grier Drive
Las Vegas, Nevada 89119

Philip P. Hannifin                               --(3)                --
675 Grier Drive
Las Vegas, Nevada 89119

All directors and executive officers      2,785,900                35.78%
as a group (5 persons)

---------------
(1) Includes 525,000 shares held jointly with Mr. Barengo's wife. Includes 400 shares which may only be issued upon the exercise of stock options after January 31, 1998 but does not include 400 shares which may only be issued upon the exercise of stock options after January 31, 1999.

(2) Does not include 50,000 shares, which may only be issued upon exercise of stock options after August 22, 1999.

(3) Does not include 2,000 shares, which may only be issued upon exercise of stock options after June 24, 1999.

                              ELECTION OF DIRECTORS

     In accordance with the Company's By-laws, a Board of five directors will serve until the next Meeting or until successors to the directors have been elected and have qualified. All directors are elected annually. It is the intention of the persons named in the proxy, unless otherwise directed, to vote all proxies in favor of the election to the Board of Directors for the nominees listed below. The Board has no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Meeting. If any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate.

     The Board of Directors has unanimously recommended a slate of nominees for election as directors at the Meeting. The names of the nominees for directors of the Company, their ages, and certain other information is set forth as follows:

Name                            Age     Position
----                            ---     --------
Victor J. Salerno.......        54      President, Chief
                                        Executive Officer and Director

Robert D. Ciunci........        51      Executive Vice President,
                                        Chief Operating Officer,
                                        Chief Financial Officer and Director

Michael Merillat........        47      Vice President, Secretary
                                        and Director

Robert R. Barengo.......        56      Director

Philip P. Hannifin .....        63      Director

     Victor J. Salerno has been President, Chief Executive Officer and a Director of the Company since its inception. Mr. Salerno has been the President, Chief Executive Officer and a Director of Leroy's Horse and Sports Place ("Leroy's") since September 1979. Mr. Salerno served as an Executive Vice President and Director of Autotote CBS Corporation, a company that designs and installs computer systems for the sports betting business, from April 1989 until March 1, 1996. He is a past president of the Nevada Association of Race and Sports Operators.

     Robert D. Ciunci has been Executive Vice President, Chief Financial Officer and a Director of the Company since its inception and became the Chief Operating Officer of the Company on March 7, 1997. Mr. Ciunci has been the Chief Financial Officer of Leroy's since August 1, 1995. From 1981 to June 1995 he was employed by Autotote Corporation, a company that provides computerized wagering systems to racetracks and off track race wagering establishments, as its Vice President Finance, Secretary and Treasurer. He holds a master's degree in business administration and has been a certified public accountant since 1971.

     Michael Merillat has been Vice President, Secretary and a Director of the Company since its inception. Mr. Merillat has been employed by Leroy's since September 1978, currently as Vice President, Secretary and a Director.

     Robert R. Barengo has been a Director of the Company since its inception. Mr. Barengo has been a Director of Leroy's since February 1992. He has been an attorney in private practice since 1972. Mr. Barengo was Speaker Pro Tempore and Speaker of Nevada's Assembly from 1978 to 1983. Mr. Barengo has been a director of the Riviera Holdings Corporation and the Riviera Operating Corporation since 1992. Since 1993, Mr. Barengo has also been President and the sole shareholder of Silver State Disseminators Company, a company licensed by Nevada gaming authorities to disseminate racing information in the State of Nevada. Mr. Barengo has also been since 1993 and continues to be at present Chairman of the Nevada Dairy Commission. Mr. Barengo is a member of the Audit, Compensation, Stock Option and Compliance Committees of the Company's Board of Directors.

     Philip P. Hannifin has been a Director of the Company since June 24, 1998. Mr. Hannifin was a director of the Rivera Holdings Corporation and the Riviera Operating Corporation from February 1993 until June 1998. Mr. Hannifin was a Director from 1986 to 1995 and an Executive Vice-President of Fitzgerald's Reno, Inc. (a casino/hotel operator) since 1991. From 1987 to 1990, Mr. Hannifin was a Director and Executive Vice-President of MGM Grand, Inc. (a casino/hotel operator). From January 1971 to September 1977, Mr. Hannifin was chairman of the Nevada Gaming Control Board. Mr. Hannifin is a member of the Audit, Compensation and Stock Option Committees of the Company's Board of Directors.

                               Executive Officers

     The directors listed above, who are executive officers of the Company in the positions indicated, comprise all the executive officers of the Company.

                              CERTAIN TRANSACTIONS

     Prior to May 10, 1996, Leroy's, Leroy's Hotel Corporation (the "Hotel Operator"), the subsidiary of the Company which owns and operates a Howard Johnson's hotel and International House of Pancakes restaurant, and B-P Gaming Corporation ("B-P"), the former subsidiary of the Company and operator of the casino adjacent to the hotel, were S Corporations under the Internal Revenue Code. From inception through February 29, 1996 Leroy's made cash distributions of approximately $4.4 million in the aggregate to Messrs. Salerno, Barengo, Ciunci and Merillat and Mr. Michael Roxborough. (the "Original Stockholders.") On March 21, 1996 Leroy's made cash distributions to the Original Stockholders in the aggregate amount of $3.0 million representing undistributed income through January 31, 1996 on which such stockholders had previously paid federal income taxes. Of the $3.0 million distributed approximately $2.4 million was loaned back to Leroy's by the Original Stockholders and $558,000 was contributed as capital to Leroy's by such stockholders. On January 31, 1998, the outstanding aggregate principal balance of the shareholder notes was $2,433,124. Of the $2,433,124 outstanding, $540,700 in the aggregate is repayable to Michael Merillat, Robert Ciunci, Robert Barengo, and Michael Roxborough pursuant to restated stockholder notes maturing on May 1, 1998 and bearing interest at a current annual rate of prime plus 1/2%. Of the remaining balance, $946,212 is due and payable to Victor Salerno on November 1, 1998 and $946,212 to Judith Salerno on May 1, 1999 pursuant to restated stockholder notes bearing interest at a current annual rate of prime plus 1/2%. In addition, B-P made cash distributions to its stockholders for the year ended December 31, 1995 and Leroy's, the Hotel Operator and B-P made cash distributions for the short tax year ended May 10, 1996 for the taxable income of such companies for such periods. Such distributions eliminate Leroy's, the Hotel Operator's and B-P's accumulated earnings through the date of termination of the S Corporation status of such corporations.

     Leroy's, the Hotel Operator and B-P and the Original Stockholders entered into an agreement on May 10, 1996 which provides that if Leroy's, the Hotel Operator or B-P obtain a tax benefit to the detriment of such stockholders for any tax period, on or prior to May 10, 1996, the affected company shall pay to the stockholders the tax benefit actually derived up to the amount of the tax detriment actually incurred. In addition, for up to $200,000 in the aggregate, such companies have agreed to pay to such stockholders any increased tax liability of such stockholders attributable to a determination by a court of competent jurisdiction or a federal taxing authority that with respect to the federal tax returns of such companies for taxable years prior to May 10, 1996, the tax liability of such companies shall be increased.

     The Company, through its wholly-owned subsidiary, American Wagering Management Company, Inc., provides managerial and related services to Leroy's, Computerized Bookmaking Systems, Inc. ("CBS") and Leroy's Hotel Corporation ("Operating Companies"). The Company provides executive and administrative services in exchange for a management fee equal to 9.5% of each Operating Company's gross operating revenues (including promotional allowances). During the years ended January 31, 1998 and 1997, respectively, the Operating Companies paid the Company an aggregate of $886,832 and $541,282.

     The Company and the Operating Companies entered into a consolidated income tax return tax sharing agreement on May 10, 1996. In general, the agreement provides that in conjunction with the filing of a consolidated federal income tax return with the Internal Revenue Service each of the Operating Companies will pay to the Company an amount equal to the federal income tax liability that such company would have paid if it were filing its own separate federal income tax return.

     Mr. Barengo is a director of the Riviera Holdings Corporation and the Riviera Operating Corporation, at which the Company maintains one of its satellite sports book operations pursuant to a renewable one month lease for which the Company leases 200 square feet. The Company paid the Riviera rent of $193,888 and $158,654 for the years ended January 31, 1998 and 1997, respectively.

      CBS leases 2,000 square feet of office space to MEGA$PORTS, Inc. in the building owned by CBS. Lease payments made were $59,100 and $14,775 for the years ended January 31, 1998 and 1997, respectively.

     CBS leases 3,735 square feet of office space to Las Vegas Sports Consultants, Inc., a company of which Mr. Roxborough is an employee, in the building owned by CBS. Lease payments made to CBS were $97,640 and $16,470 for the years ended January 31, 1998 and 1997, respectively. Mr. Roxborough served as a director of the Company during the year ended January 31, 1998 and through March 11, 1998, the effective date of his resignation.

     Mega$ports(R) paid fees for odds-making services to a company where Mr. Roxborough is an employee. Odds-making fees paid by Mega$ports(R) were $74,750 for the fiscal year ended January 31, 1998.

     As at January 31, 1998, LHSP had a receivable balance of $18,920 related to transactions in the normal course of business with a company where Mr. Roxborough is an employee.

                        BOARD OF DIRECTORS AND COMMITTEES

     The Company's Board of Directors held four meetings during the fiscal year ended January 31, 1998. All other actions taken by the Board during the fiscal year ended January 31, 1998 were taken by unanimous written consent. Each of the then-serving directors attended or participated in at least 75% of the aggregate of all meetings of the Board and all committees of which they were members during the fiscal year ended January 31, 1998.

     The Company has a Compensation Committee and a Stock Option Committee, each composed of Messrs. Barengo and Hannifin. Mr. Roxborough served on the committee during the year ended January 31, 1998. The Compensation Committee is responsible for recommending executive compensation programs to the Board of Directors and approving compensation decisions with respect to the executive officers of the Company. The Stock Option Committee is authorized to administer and grant options pursuant to the Company's 1995 Stock Option Plan. The Compensation Committee held no meetings during the fiscal year ended January 31, 1998.The Stock Option Committees held one meeting during the fiscal year ended January 31, 1998, which was attended by both of the then-serving committee members.

     The Company has an Audit Committee composed of Messrs. Barengo and Hannifin. Mr. Roxborough served on the committee during the year ended January 31, 1998. The Audit Committee recommends the independent public accountants for appointment by the Board of Directors and reviews reports submitted by the accountants. The Audit Committee held no meetings during the fiscal year ended January 31, 1998.

     The Company has a Compliance Committee composed of Messrs. Barengo and Merillat and Bart Jacka. The Compliance Committee oversees the Company's compliance with gaming law and regulations. The Compliance Committee held five meetings during the fiscal year ended January 31, 1998, which was attended by all of the then-serving Compliance Committee members.

     The Company's By-laws provide that Stockholders may make nominations for election to the Company's Board of Directors if such nominations are in writing and delivered to the Secretary of the Company not less than 60 days and not more than 90 days before the day and month of the previous year's annual meeting; subject to certain exceptions as set forth in the By-laws. Thus, nominations for election to the Board of Directors at the 1999 Annual Meeting must be delivered to the Secretary between April 30, 1999 and May 30, 1999. The stockholder making the nomination must provide certain stock ownership and financial information concerning such nominating stockholder. Only those persons nominated by the Board of Directors and by Stockholders as described above shall be voted upon at the Meeting.


                             EXECUTIVE COMPENSATION

     The following table sets forth certain information covering the compensation paid or accrued by the Company during the fiscal year indicated to its Chief Executive Officer and to its most highly compensated executive officer whose annual salary and bonus exceeded $100,000 during the fiscal year ended January 31, 1998 ("named executive officer"):

                           SUMMARY COMPENSATION TABLE

                                                                                                  Long term
                                             Annual Compensation                                Compensation
                           ----------------------------------------------------------               Awards
Name and                   Fiscal Year Ended                                                 Number of Securities
Principal Position             January 31                 Salary            Bonus ($)        Underlying Options(1)
------------------         -----------------              ------            ---------        ---------------------
Victor J. Salerno                1998                    $200,000             9,391                 0
President and Chief              1997                    $208,000            39,604                 0
Executive Officer

Robert D. Ciunci                 1998                    $110,000             6,261                 0
Executive Vice President,        1997                    $110,000            31,262            50,000
Chief Operating Officer &
Chief Financial Officer

-------------
(1) Represents options granted under the Company's 1995 Stock Option Plan. Mr. Salerno and Mr. Ciunci were not granted options during the fiscal year ended January 31, 1998.

      The following table sets forth the number of exercisable and unexercisable options as of January 31, 1998 and the value of such options for the Chief Executive Officer and the named executive officer.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTIONS VALUES

  (a)                             (b)                   (c)                     (d)                          (e)
------------------------------------------------------------------------------------------------------------------------------
                                                                         Number of Securities              Value of
                                                                              Underlying                  Unexercised
                                 Shares                                   Unexercised Options             In-The-Money
                               Acquired or             Value            At Fiscal Year end (#)        Options at FY End ($)
  Name                         Exercised(#)           Realized        Exercisable/Unexercisable     Exercisable/Unexercisable
  ----                         ------------           --------        -------------------------     -------------------------
Victor J. Salerno                   0                     0                     0/0                           0/0

Robert D. Ciunci                    0                     0                     0/50,000(1)                   0/$157,600

--------------
(1) Options become exercisable on August 22, 1999 and expire on August 22, 2004.

Director's Compensation

     Directors who are not employees of the Company receive a fee of $2,000 plus traveling expenses for each of the Board and Committee of the Board meetings they attend.

     During the fiscal year ended January 31, 1998, pursuant to the Company's Directors' Stock Option Plan, options to purchase, respectively, 400 and 300 shares of the Company's common stock at an exercise price of $6.69 per share were granted to Messr. Barengo and Mr. Roxborough. These options are fully exercisable on January 31, 1999 and expire on January 31, 2008.

     In the year ended January 31, 1998, the Company paid $21,429 to Las Vegas Sports Consultants, Inc. and Mega$ports(R) paid $74,750 to Las Vegas Sports Consultants for certain consulting services. Mr. Roxborough is an employee of Las Vegas Sports Consultants, Inc.

     On June 24, 1998, as compensation for Director services to be performed for the Company for the year ended January 31, 1999, the Company granted to Mr. Hannifin, options to purchase 2,000 shares of Common Stock of the Company, at an exercise price equal to the fair market value of the Common Stock on the grant date.

Employment Agreements

     On May 10, 1996, the Company entered into employment agreements with Victor Salerno and Robert Ciunci. Each agreement has a five-year initial term and shall automatically renew for one-year periods unless either party gives the other sixty (60) days written notice to terminate prior to the expiration of the current term. On June 11, 1998, Mr. Ciunci's employment agreement was amended to increase his base salary.

     Pursuant to his employment agreement, Mr. Salerno is employed as the President and Chief Executive Officer of the Company for a base salary of $200,000 per year ("Base Salary"). In addition, Mr. Salerno will be entitled to receive a performance bonus each calendar year ("Performance Bonus") equal to 5% of the Company's Pre-Tax Earnings (as defined in the agreement) for the prior fiscal year. In the event the agreement is terminated by the Company in violation thereof, the Company has agreed to pay as termination benefits to Mr. Salerno a continuation of his Base Salary, Performance Bonus and all other benefits under the agreement for the remainder of the then outstanding term. In the event Mr. Salerno dies or becomes disabled (as defined in the agreement), the Company has agreed to pay the termination benefits for up to one year. Mr. Salerno is entitled to participate in the Company's benefit plans available to the Company's officers and employees generally.

     Pursuant to his employment agreement, Mr. Ciunci is employed as the Chief Financial Officer and Executive Vice President of the Company for a base salary ("Base Salary") of $150,000 per year plus a performance bonus ("Performance Bonus") each calendar year equal to 3% of the Company's Pre-Tax Earnings (as defined in the agreement) for the prior fiscal year. In the event the agreement is terminated by the Company in violation thereof or there is a "Change of Control" or "Constructive Termination," the Company has agreed to pay to Mr. Ciunci, as termination benefits, a continuation of his Base Salary, Performance Bonus and all other benefits under the agreement for the remainder of the then outstanding term. A Change of Control occurs when a substantial portion of the assets of the Company is transferred, exchanged or sold to a non-affiliated third party or any person other than Mr. Salerno becomes the owner of securities of the Company representing 35% or more of the combined voting power of the Company's securities then outstanding. A Constructive Termination occurs when Mr. Ciunci is not re-appointed or re-elected to the position of Executive Vice President and Chief Financial Officer or if there is a change of his duties inconsistent with such offices. In the event Mr. Ciunci dies or becomes disabled (as defined in the agreement), the Company has agreed to pay the termination benefits for up to one year. Mr. Ciunci is entitled to participate in the Company's benefit plans available to the Company's officers and employees generally.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the Company's present independent public accountants, Arthur Andersen LLP, for the fiscal year ending January 31, 1999. This appointment will be submitted to the Stockholders for ratification at the Meeting.

     The submission of the appointment of Arthur Andersen LLP for ratification by the Stockholders is not required by law or by the By-laws of the Company. The Board of Directors is nevertheless submitting it to the Stockholders to ascertain their views. If the Stockholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors.

     Representatives of Arthur Andersen LLP are expected to be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

                                  OTHER MATTERS

     No other matters requiring a vote of the stockholders are expected to come before the Meeting. However, if other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgement on such matters.

                            EXPENSES OF SOLICITATION

     The solicitation of proxies being on behalf of the Board of Directors, all expenses in connection therewith will be paid by the Company. Request will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material at the expense of the Company to the beneficial owners of stock held of record by such persons.

                              STOCKHOLDER PROPOSALS

     Proposals by Stockholders intended to be presented at the next annual meeting of Stockholders of the Company must be received by the Company at its executive offices at 675 Grier Drive, Las Vegas, Nevada 89119, between April 30, 1999 and May 30, 1999 to be included in the Company's proxy statement and form of proxy for the 1999 annual meeting. THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED JANUARY 31, 1998. REQUESTS SHOULD BE DIRECTED TO MR. ROBERT D. CIUNCI, CHIEF FINANCIAL OFFICER, AMERICAN WAGERING, INC., 675 GRIER DRIVE, LAS VEGAS, NEVADA 89119.

                                           By Order of the Board of Directors



                                           Michael Merillat, Secretary

                             AMERICAN WAGERING, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Victor J. Salerno, Robert D. Ciunci, Michael Merillat, Robert R. Barengo and Philip P. Hannifin, or any of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of American Wagering, Inc. (the "Company") to be held on July 29, 1998 at 10:00 A.M., local time and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse, and in their discretion upon such other matters as may come before the meeting.

/X/ Please mark your votes as in this example

1. Election of Directors

   Nominees:              Victor J. Salerno                 Robert D. Ciunci
                          Michael Merillat                  Robert R. Barengo
                                                            Philip P. Hannifin

                           / / FOR     / / WITHHELD

For except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2. Ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending January 31, 1999.

                    / / FOR     / / AGAINST     / / ABSTAIN

                (To Be Continued and Signed On The Reverse Side)

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS AND FOR PROPOSAL 2, THIS PROXY WILL ALSO BE VOTED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE__________________________________________________DATE___________

SIGNATURE__________________________________________________DATE___________



                                    NOTE: Please sign exactly as name
                                    appears hereon. Joint owners should
                                    each sign. When signing as attorney,
                                    executor, administrator, trustee or
                                    guardian, please give full title as such.